EXHIBIT 10.1

SUBLEASE AGREEMENT

Between

VENTURE LIGHTING INTERNATIONAL, INC.

An Ohio Corporation

As Sublandlord

And

FIBERSTARS, INC.

A California Corporation

As Subtenant

Dated as of November 11, 2005

i

ii

iii

SUBLEASE AGREEMENT

THIS SUBLEASE AGREEMENT (“Sublease”) executed and delivered as of the November 11, 2005 at Solon, Ohio by and between Venture Lighting International, Inc., an Ohio corporation, with offices at 32000 Aurora Road, Solon, Ohio 44139 (hereinafter called “Sublandlord”) and Fiberstars, Inc., a California corporation, having a place of business at 32000 Aurora Road, Solon, Ohio 44139 (hereinafter called “Subtenant”).

WITNESSETH:

WHEREAS, Sublandlord and ADLT Realty Corp. I, Inc., an Ohio corporation (“Master Landlord”) have entered into that certain Lease Agreement dated March 11, 1998, a copy of which is attached hereto as Exhibit “A”, and is incorporated into this Sublease as if set forth in full (the “Master Lease”), whereby Sublandlord leases from Master Landlord certain Premises described in Exhibit “B”, attached hereto, which property is located in Solon, Ohio (the “Leased Premises”); and

WHEREAS, Subtenant has been leasing and occupying, on a month-to-month basis, a portion of the Leased Premises, which portion of the Leased Premises is described on Exhibit “C” hereto (the “Initial Fiberstars Premises”); and

WHEREAS, effective as of the Commencement Date (as defined below), subject to and in accordance with the terms and provisions hereinafter set forth, Sublandlord desires to continue to sublease to Subtenant the Initial Fiberstars Premises; as of the Subsequent Commencement Date (as defined below), subject to and in accordance with the terms and provisions hereinafter set forth, Sublandlord desires to sublease to Subtenant such additional portions of the Leased Premises, which additional portions of the Leased Premises are described in Exhibit “D” hereto (as therein described, the “Phase I Premises”, the “Phase II Premises”, the “Phase III Premises”, the “Phase IV Premises”, and the “Phase V Premises”).  The term “Subleased Premises”, as used herein, shall mean the Initial Fiberstars Premises until September 26, 2005 (the “Subsequent Commencement Date”), and thereafter shall mean the Phase I Premises, or such portions thereof as they become available.  From and after November 1, 2005, the term “Subleased Premises”, as used herein, shall mean the Phase II Premises, or such portions thereof as they become available.  From and after April 1, 2006, the term “Subleased Premises”, as used herein, shall mean the Phase III Premises, or such portions thereof as they become available.  From and after July 1, 2006, the term “Subleased Premises”, as used herein, shall mean the Phase IV Premises, or such portions thereof as they become available.  From and after January 1, 2007, the term “Subleased Premises”, as used herein, shall mean the Phase V Premises, or such portions thereof as they become available.  Subtenant, subject to and in accordance with the terms and provisions hereinafter set forth, desires to sublease from Sublandlord the Subleased Premises, all of which is subject to and upon the terms, provisions and conditions hereinafter set forth.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby mutually acknowledged, and in and for the covenants, agreements, representations and warranties hereinafter set forth, Sublandlord and Subtenant hereby covenant, agree, represent and warrant as follows:

ARTICLE 1
SUBLEASE OF SUBLEASED PREMISES

Section 1.1                                   Subleased Premises.  Sublandlord, for and in consideration of the rent hereinafter specified and for the covenants and agreements hereinafter set forth to be kept, observed and performed by Subtenant, has subleased and by these presents does hereby sublease unto Subtenant the Subleased Premises, together with all buildings, appurtenances, rights, privileges and easements in any way now or hereafter appertaining hereto.

Section 1.2                                   Option to Expand.

(a)                                  Subtenant shall have the option to expand the Subleased Premises to include an additional 15,000 square feet to the operations space portion of the Subleased Premises (the “Option Space”) on the same terms as provided for in this Sublease (provided that the Rent payable for the Option Space shall be as set forth on Exhibit “E” attached hereto).  The Option Space shall be selected by Sublandlord and shall be reasonably acceptable to Subtenant, and shall be located within the Northeast or Southwest quadrants (as more particularly described on Exhibit “F” attached hereto) of the Leased Premises.  Sublandlord shall, prior to March 1, 2006, provide written notice to Subtenant describing the exact location of the Option Space.  Subtenant shall exercise such option upon written notice to Sublandlord given no later than April 1, 2006.  The Option Space shall be made available to Subtenant as soon as is practicable after Subtenant has exercised its option by delivery of such written notice.  To the extent that Subtenant exercises its option to include the Option Space in the Subleased Premises, such Option Space shall thereafter be included in the definition of the term “Subleased Premises”.

(b)                                 Subtenant shall have the option to expand the Subleased Premises to include an additional 2,000 square feet to the office space portion of the Subleased Premises (the “Office Option Space”) on the same terms as provided for in this Sublease (provided that the Rent payable for the Office Option Space shall be as set forth on Exhibit “E” attached hereto).  The Office Option Space shall be located in the library or other equivalent space adjacent to the office space portion of the Phase IV Premises designated by Sublandlord and shall be reasonably acceptable to Subtenant.  Subtenant shall exercise such option upon written notice to Sublandlord given no later than May 1, 2006.  If Subtenant exercises its option with respect to the Office Option Space, then such space shall be made available to Subtenant on July 1, 2005.  To the extent that Subtenant exercises its option to include the Office Option Space in the Subleased Premises, such Office Option Space shall thereafter be included in the definition of the term “Subleased Premises”.

Section 1.3                                   Exceptions to Master Lease.  Subtenant acknowledges that all of the terms and conditions of the Master Lease will be applicable to this Sublease, with the effect that Subtenant shall be entitled to the rights, and subject to the obligations of Tenant pursuant to the Master Lease, and Sublandlord shall be entitled to the rights, and subject to the obligations, of Landlord pursuant to the Master Lease.  Notwithstanding the foregoing incorporation of the Master Lease, the following provisions thereof are hereby excluded: Article One (Demised Premises and Term); Article Three (Annual Rent); Article Four (Additional Rent); Article Five (Taxes); Article Six (Insurance); Article Eight (Repairs and Maintenance); Article Nine (Public Utilities and Services); Article Ten (Alterations); Section 11.02 (Prohibitions); Article Twelve (Indemnity); Article Thirteen (Access for Inspection, Showing and Shoring); Article Fourteen

(Damage and Destruction); Article Seventeen (Defaults); Article Eighteen (Additional Remedies of Lessor).  However, nothing herein contained shall be construed as to require Subtenant to perform any work, repairs or maintenance (including any replacements), in, to or upon the Subleased Premises or with respect to any equipment, system or fixture therein.

Section 1.4                                   Term.  Subtenant shall have and hold the Subleased Premises for a Term (the “Term”) of three (3) years and six (6) months, effective as of July 1, 2005 (the “Commencement Date”), and expiring on December 31, 2008 (the “Expiration Date”).  Subtenant may terminate this Sublease at any time following a Building Sale, provided Subtenant provides notice to Sublandlord of such termination within 30 days following receipt of written notice that Master Landlord intends to effect a Building Sale, which notice shall set forth the termination date determined by Subtenant.  For the purposes of this Section, the term “Building Sale” shall mean the sale or other transfer of the Leased Premises, the result of which is that the Leased Premises are not owned in fee (subject to any mortgage), or leased, by Advanced Lighting Technologies, Inc., or one of its subsidiaries.  Furthermore, Subtenant may terminate this Sublease at any time following either a cessation of Sublandlord’s operations at the Leased Premises, or the relocation of Master Landlord’s senior management personnel away from the Leased Premises, provided Subtenant provides notice to Sublandlord of such termination within 30 days following receipt of written notice that Sublandlord intends to cease operations at the Leased Premises or that Master Landlord intends to relocate its senior management personnel, which notice shall set forth the termination date determined by Subtenant.

Section 1.5                                   Option to Terminate.  Subtenant is in the process of applying for a Job Creation Tax Credit (the “Tax Credit”) from the city of Solon, Ohio.  Subtenant covenants that it shall use commercially reasonable efforts and shall act diligently to obtain the Tax Credit.  In the event that Subtenant does not receive a Tax Credit, acceptable to Subtenant in its reasonable discretion, on or before November 30, 2005, Tenant shall have the right upon notice to Sublandlord on or prior to December 15, 2005, to terminate this Sublease.  In the event that Subtenant so elects to terminate this Sublease, Subtenant shall pay a termination fee to Sublandlord in the amount of One /hundred Fifty Thousand Dollars ($150,000.00) (the “Termination Fee”).  Sublandlord and Subtenant agree that the payment of the Termination Fee is not intended as a forfeiture or penalty.

Section 1.6                                   Renewal.  Provided that Subtenant is not in Default beyond any applicable cure periods, this Sublease shall automatically renew for three (3) additional years thereafter, unless either of the parties hereto provides written notification to the other least ninety (90), but no more than one hundred eighty (180) days prior to the Expiration Date that the party sending the notice is terminating this Sublease (“Termination Notification”).  The terms and conditions of each such extended period shall be the same as set forth in this Sublease.

ARTICLE 2
USE OF SUBLEASED PREMISES

Section 2.1                                   Compliance.  Except as otherwise provided herein, Subtenant shall observe and comply with all conditions and requirements imposed by all governmental authorities having jurisdiction over the Subleased Premises throughout the Term of this Sublease which are caused by Subtenant’s use thereof; provided, however, that Subtenant shall not be obligated to make any capital improvements to the Subleased Premises required by such governmental authorities, except for those improvements or modifications required by Subtenant’s use of the Subleased Premises.  Until such time as the Subleased Premises shall be separated from the Leased Premises by demising walls, Subtenant shall use the Subleased Premises in accordance with the written safety and security rules and regulations observed by Sublandlord’s personnel at the Leased Premises.

ARTICLE 3
RENT

Section 3.1            Monthly Rent Payments.  Subtenant shall pay Sublandlord “Rent” for the Term, in addition to all other amounts hereunder, as listed in Exhibit “E.”  If, on any date set forth on Exhibit “E” for commencement of any Phase, all or a portion of the Subleased Premises, which was to first become Subleased Premises on such date, is not available for occupancy by the Subtenant, Subtenant’s obligation to pay Rent as set forth thereunder shall be reduced by the Rent attributable to that portion which is unavailable, until such portion is actually made available. If Subtenant does not exercise its option to lease the Option Space and/or the Office Option Space, Subtenant shall have no obligation to pay the Rent attributable to such Option Space and/or the Office Option Space.  Subject to the provisions of Section 7.1 below, it is agreed between Sublandlord and Subtenant that this lease shall be “gross”, that the Rent includes, without limitation, all costs of repairs and maintenance to the Subleased Premises, including capital expenditures (except as set forth in Section 3.3 below), property tax, property insurance, landscaping, snow removal, gas, water, electricity, light, heat, power, steam, and air-conditioning or other utility or service used (except for telephone and other communication services), building supplies, janitorial supplies, alarm systems, pest control service, and the costs of certain personnel of Sublandlord (which personnel agreements are more specifically set forth in the Ancillary Services Agreement between Sublandlord and Subtenant dated of even date herewith), and that Subtenant shall have no further obligation for payment for any utilities or services to be provided by Sublandlord hereunder.  Rent for each calendar month, being calculated as one-twelfth of the applicable annual rental, is payable in advance on the first day of the month without demand or offset.  Notwithstanding the foregoing, Lessee shall commence paying rent upon the execution of this Sublease Agreement with such payment including arrearages, if any, for prior periods.

Section 3.2                                   Other Amounts as Additional Rental.  Subtenant shall pay without notice or demand and without abatement, reduction or setoff, as and toward “Additional Rental” hereunder, all costs, expenses and all other sums of money required to be paid by Subtenant under the terms of this Sublease and, unless otherwise specified herein with respect to time of payment, within thirty (30) days after receipt of an invoice from Sublandlord therefor, whether or not the same be designated as Additional Rental.  In the event of any non-payment by Subtenant of all or any part thereof, when due, Sublandlord shall have all of the rights and remedies provided for in this Sublease, or in law or in equity for the non-payment of rent or for the breach of a condition.

Section 3.3                                   Capital Expenditures.  Subtenant may undertake, at Subtenant’s sole cost and expense, certain capital expenditures to be conducted at the Subleased Premises in connection with the division of the Subleased Premises from the Leased Premises or in connection with Subtenant’s demonstration area or applications area, including the installation of hallway doors, curtaining off the production area and soundproofing the production area to minimize the sound audible from the Subleased Premises.  Such capital expenditures are subject to Sublandlord’s approval, which shall not be unreasonably withheld.  With the exception of the foregoing and the provisions of Section 8.3 below, any capital expenditures to be made at the Leased Premises shall be conducted by Sublandlord, at Sublandlord’s sole cost and expense, and the costs thereof shall not be passed on to Subtenant.

ARTICLE 4
TAXES

Section 4.1                                   Obligation to Pay.  Sublandlord shall pay all real estate taxes, assessments and charges which shall be assessed and levied upon the Subleased Premises or any part thereof during the Term as they become due.  Subtenant shall be responsible for and pay all other taxes imposed upon Subtenant including, but not limited to, sales and use taxes, personal property taxes and income and franchise taxes.

ARTICLE 5
INSURANCE

Section 5.1                                   Maintenance Insurance.  At all times during the Term of this Sublease, Subtenant agrees to carry standard form “All Risk” property insurance on its property located at the Subleased Premises for full replacement thereof and shall provide Sublandlord and Master Landlord with a certificate of insurance reflecting such coverage.  Such insurance shall include a provision whereby the insurer agrees not to cancel the insurance policy without thirty (30) days prior notice to the Sublandlord.

Section 5.2                                   Liability Insurance.  At all times during the Term of this Sublease, at its own cost and expense, Subtenant shall provide and keep in force comprehensive general liability insurance policies, in broad form, protecting Sublandlord and Master Landlord as additional insureds, against any and all liability in the amount of not less than a combined single limit of One Million Dollars ($1,000,000.00), each occurrence, and at least Two Million Dollars ($2,000,000.00) in the aggregate.  All such policies shall cover the entire Subleased Premises and all corresponding common areas of the Leased Premises, which are leased to Subtenant.

Section 5.3                                   Other Insurance.  At all times during the Term of this Sublease, at its own cost and expense, Subtenant shall provide and keep in force personal property insurance covering damage and loss to Subtenant’s inventory, trade fixtures, furnishings, equipment and personal property, business interruption insurance, including insurance covering loss of profit.  All proceeds payable under all such policies shall be payable to Subtenant.

Section 5.4                                   Mutual Waiver of Subrogation.  Notwithstanding anything set forth in this Sublease to the contrary, Master Landlord, Sublandlord and Subtenant do hereby waive any and all right of recovery, claim action or cause of action against the other, their respective agents, officers and employees for any loss or damage that may occur to the Subleased Premises or the Leased Premises or any addition or improvements thereto, by reason of fire, the elements or any other cause which would be insured against under the terms of the insurance policy or policies required hereunder, or for which Master Landlord, Sublandlord or Subtenant may actually be reimbursed as a result of insurance coverage affecting any loss suffered by either party hereto, regardless of cause or origin, including the negligence of Master Landlord, Sublandlord or Subtenant or their respective agents, officers and employees.  In addition, all insurance policies carried by either party covering the Subleased Premises including, but not limited to, contents, fire and casualty insurance, shall expressly waive any right on the part of the insurer against the other party for damage to or destruction of the Subleased Premises resulting from the acts, omissions or negligence of the other party.

Section 5.5                                   Failure to Maintain Insurance.  In the event that Subtenant fails to obtain, or having obtained, thereafter fails to maintain insurance as is required in this Sublease and such failure shall continue for a period of ten (10) days after notice by Sublandlord with respect to such failure, Sublandlord may, but shall not be obligated to, effect and maintain any such insurance coverage and pay the premiums therefor and all premiums so paid by Sublandlord shall be deemed Additional Rental hereunder, and payable by Subtenant on demand by Sublandlord.

Section 5.6                                   Insurance Prohibition.  Subtenant or Sublandlord shall not carry separate insurance concurrent in form or contributing in the event of loss with any insurance required or which may reasonably be required to be furnished by Subtenant or Sublandlord under the provision of this Article Five, unless, in conformity with the requirements of this Article Five, Sublandlord or Subtenant, as the case may be, is included therein as one of the insureds, with loss payable as provided in this Sublease.  Subtenant or Sublandlord shall notify the other of the issuance of such separate insurance and shall cause any such policies to be delivered as provided in this Article Five.

ARTICLE 6
REPAIRS AND MAINTENANCE

Section 6.1                                   Subtenant’s Obligations.  Throughout the Term of this Sublease, Subtenant covenants and agrees to keep and maintain as required by good engineering practice, at its cost, all interior nonstructural portions of the Subleased Premises, to make all repairs becoming necessary including, but without limitation, repairs to interior walls, windows, doors, glass, floor coverings, plumbing and other mechanical appurtenances and equipment located in the Subleased Premises, provided, however, that Subtenant shall not be required to make any capital improvements to the Subleased Premises.  Subtenant shall give Sublandlord prompt notice of any fire or other casualty that may occur at the Subleased Premises.  At or prior to the termination of this Sublease all injury caused directly or indirectly by the installation or removal of furniture, trade fixtures and property of Subtenant shall be repaired by Subtenant at Subtenant’s sole cost and expense.  For purposes of this Sublease the term “trade fixtures” shall be deemed to include storage racks and overhead cranes.

Section 6.2                                   Sublandlord’s Obligations.  Sublandlord shall, at all times and at its expense maintain as required by good engineering practice and repair and replace the exterior portions of the Subleased Premises, all structural portions of the interior and exterior portions of the Subleased Premises, including but not limited to the roof, gutters and downspouts, walls, sidewalks, curbs, driveways, parking areas and all underground utilities servicing the Subleased Premises and the heating, air conditioning and ventilating systems currently serving the Subleased Premises.

Section 6.3                                   Failure to Repair – Indemnification.  Subtenant and Sublandlord shall indemnify and save harmless each other against and from all costs, expenses, liabilities, losses, damages, suits, fines, penalties, claims and demands resulting from indemnifying party’s failure to comply with the foregoing obligations pursuant to Sections 6.1 and 6.2.  In the event that Subtenant or Sublandlord fail to perform any of their obligations pursuant to Sections 6.1 or 6.2, the other party may, but shall not be required to, at the sole cost and expense of the other, make such repairs or replacements or perform such acts required to be performed, and the cost and expense thereof shall be deemed to be Additional Rent or a set off against rent, as the case may be provided, however, that neither Subtenant nor Sublandlord shall commence to effect any such repairs or replacement or perform or cause to be performed any of the obligations required of the other unless they shall first have given the other not less than fifteen (15) days prior written notice specifying the work required to be performed and, provided further, that Subtenant or Sublandlord, as the case may be, shall be presumed to have complied with such notice if they commence such repairs or replacements or perform such specified obligations within said fifteen (15) days period and proceeds thereafter to complete same with due diligence.

Section 6.4                                   Inspection.  Subtenant shall permit Sublandlord, any mortgagee and/or the authorized representatives of each, upon 24 hour prior notice, to enter the Subleased Premises at all reasonable times, upon reasonable written notice, for the purpose of (a) inspecting the same and of determining the necessity of Subtenant making any repairs, replacements or restorations to the Subleased Premises and of performing any work therein that may be necessary to comply with Subtenant’s obligations under this Sublease or with any laws, ordinances, rules, regulations or requirements of any public authority, or that may be necessary to prevent waste or deterioration in connection with the Subleased Premises, and (b) permitting Sublandlord, at Subtenant’s cost and expense, pursuant to Section 6.3 to make those repairs, replacements and restorations required to be made by Subtenant pursuant to Section 6.1, but which Subtenant has failed to do after due notice from Sublandlord.

ARTICLE 7
PUBLIC UTILITIES AND SERVICES

Section 7.1                                   Public Utilities and Services.  Sublandlord agrees to pay or cause to be paid all charges for gas, water, electricity, light, heat, power, steam, and air-conditioning or other utility or service used (except for telephone and other communication services), rendered or supplied to, upon or in connection with the Subleased Premises and Subtenant’s occupation and use thereof throughout the Term of this Sublease; provided, however, that, Subtenant shall pay or cause to be paid all charges for electricity used by production machinery used by Subtenant on the Subleased Premises to the extent that such charges are in excess of Seven Thousand Five Hundred Dollars ($7,500.00) per month.  If necessary, Sublandlord may decide to separately meter such utilities provided for production machinery, at Sublandlord’s sole cost and expense.  Subtenant shall, at its sole cost and expense, procure or cause to be procured any and all necessary permits, licenses or other authorizations required for the lawful and proper use, occupation, operation and management of the Subleased Premises.

Section 7.2                                   Discontinuation of Services.  Any discontinuation of utilities or service beyond the control of the Sublandlord shall not constitute a constructive eviction of Subtenant by Sublandlord.

ARTICLE 8
ALTERATIONS

Section 8.1                                   Prohibitions.  Subtenant agrees that it will not (a) demolish or undertake any structural alterations of any of the buildings or other improvements erected upon or otherwise comprising the Subleased Premises without the prior written consent of Sublandlord, which consent may be withheld in Sublandlord’s sole discretion, and if required under the Master Lease, without Master Landlord’s prior written consent, or (b) make any other improvements comprising the Subleased Premises which would weaken, impair or the otherwise in any way affect the structural aspects or integrity of or lessen the value of the Subleased Premises and/or the buildings and other improvements comprising the Subleased Premises, without the prior written consent of Sublandlord, which consent may be withheld in Sublandlord’s sole discretion, and if required under the Master Lease, without Master Landlord’s prior written consent.

Section 8.2                                   Permitted Alterations.

(a)                                              With respect to any alterations permitted to be made by Subtenant pursuant to this Article Eight, Subtenant and Sublandlord shall agree on who shall pay all costs, expenses and charges thereof, (i) either Subtenant or Sublandlord, as appropriate, shall make the same in accordance with all applicable laws and building codes in a good and workmanlike manner, (ii) cause the same to be performed by qualified contractors, (iii) fully and completely indemnify and hold harmless Sublandlord from and against any mechanic’s liens or other liens or claims in connection with the making thereof, and (iv) by reason of such alterations, not thereby reduce the economic value of the Subleased Premises.

(b)                                             All alterations, improvements and additions to the Subleased Premises permitted to be made by Subtenant hereunder, shall be made in accordance with all applicable laws and plans and specifications previously submitted to Sublandlord for Sublandlord’s approval, which approval shall not be unreasonably withheld or delayed, and, except for removable trade fixtures, shall at once when made or installed be deemed to have attached to the freehold and to have become the property of Sublandlord and shall, unless otherwise agreed, remain for the benefit of Sublandlord at the end of the Term or other expiration of this Sublease in as good order and condition as they were when installed, reasonable wear and tear excepted.

Section 8.3                                   Bathroom Improvements.  Sublandlord shall undertake to perform certain bathroom renovations (the “Bathroom Improvements”) to the Subleased Premises.  Subtenant shall be responsible for fifty percent (50%) of the cost of such Bathroom Improvements, up to a maximum of Fifteen Thousand Dollars ($15,000).  Sublandlord shall be responsible for fifty percent (50%) of the cost of such Bathroom Improvements, up to a maximum of Fifteen Thousand Dollars ($15,000), and shall be responsible for one hundred percent (100%) of any cost of such Bathroom Improvements in excess of Thirty Thousand Dollars ($30,000).  Sublandlord shall engage a general contractor, subcontractors, a construction manager and such other professionals, as Sublandlord may deem appropriate to implement the Bathroom Improvements.

ARTICLE 9
LIENS

Section 9.1                                   Prohibition on Liens.  Subtenant shall not suffer or permit any liens to be filed against the Subleased Premises or any part thereof by reason of any work, labor, services or materials done for or supplied to, or claimed to have been done for or supplied to, Subtenant or anyone holding the Subleased Premises or any part thereof through or under Subtenant.  If any such lien shall at any time be filed against the Subleased Premises, Subtenant shall immediately cause the same to be discharged of record by payment, deposit or bond.  If Subtenant shall fail to discharge any such lien within sixty (60) days after notice by Sublandlord, then, in addition to any other right or remedy of Sublandlord, Sublandlord may, but shall not be obligated to, procure the discharge of the same either (i) by paying the amount claimed to be due, (ii) by deposit in court or (iii) by bonding.  Any amount paid or deposited by Sublandlord for any of the aforesaid purposes and all legal and other expenses of Sublandlord, including counsel fees and all necessary disbursements in connection therewith, in defending any such action or in procuring the discharge of such lien, together with interest thereon, at the “prime rate” as published in The Wall Street Journal, plus 3% from the date of payment or deposit, shall be deemed to be Additional Rent hereunder, and shall be due and payable by Subtenant on demand by Sublandlord, or at the election of Sublandlord, shall become due and payable in full with the next due installment of Rent hereunder.

ARTICLE 10
INDEMNITY

Section 10.1                            Subtenant’s Indemnification.  Subtenant shall indemnify, defend and save harmless Sublandlord from and against all liability, judgments, claims, demands, suits, actions, losses, penalties, fines, damages, costs and expenses, including attorneys’ fees, of any kind or nature whatsoever, due to or arising out of or from any breach, violation or non-performance of any covenant, condition, provision or agreement in this Sublease set forth and contained on the part of Subtenant to be fulfilled, kept, observed and performed, and claims of every kind or nature, arising out of the use and occupation of the Subleased Premises by Subtenant, including, without limitation, any damage to property occasioned by or arising from the use and occupation thereof by Subtenant or by any sublessee, sub-subtenant or assignee of Subtenant, or any injury to any person or persons, including death resulting at anytime therefrom, occurring in or about the Subleased Premises.

Section 10.2                            Sublandlord’s Indemnification.  Sublandlord shall indemnify, defend and save harmless Subtenant from and against all liability, judgments, claims, demands, suits, actions, losses penalties, fines, damages, costs and expenses, including attorneys’ fees, of any kind or nature whatsoever, due to or arising out of or from any breach, violation or non-performance of any covenant, condition, provision or agreement in (i) the Master Lease set forth and contained on the part of Sublandlord, as tenant thereunder, to be fulfilled, kept, observed and performed, or (ii) this Sublease set forth and contained on the part of Sublandlord to be fulfilled, kept, observed and performed; and claims of every kind or nature, arising out of the use and occupation of the Subleased Premises by Sublandlord, including, without limitation, any damage to property occasioned by or arising from the use and occupation thereof by Sublandlord prior to the Commencement Date or by any sublessee, sub-subtenant or assignee of Sublandlord, or any injury to any person or persons, including death resulting at anytime therefrom, occurring in or about the Subleased Premises.

Section 10.3                            Notice to Sublandlord.  Sublandlord shall in no event be charged with Default in the performance of any of its obligations hereunder unless and until Sublandlord shall have failed to perform such obligations within thirty (30) days (or such additional time as is reasonably required to correct any such Default) after notice to Sublandlord by Subtenant properly specifying wherein Sublandlord has failed to perform any such obligations.

ARTICLE 11
ACCESS FOR INSPECTION AND SHORING

Section 11.1                            Access by Sublandlord.  Sublandlord and its agent upon prior notice to Subtenant shall have the right to enter the Subleased Premises at all reasonable hours for the purpose of inspection thereof, or of making repairs, replacements and restorations that Subtenant has neglected or refused to make in accordance with the agreements, terms, covenants and conditions of this Sublease.  In an emergency situation, such notice shall not be required.  Sublandlord hereby covenants that it shall use commercially reasonable efforts to avoid any interference with Subtenant’s use or occupancy of the Subleased Premises in conducting such repairs, replacements and restorations.

Section 11.2                            Access by Others.  If any excavation or other building operation shall be about to be made or shall be made upon any adjoining land or streets, Subtenant shall permit any third persons obligated or authorized by law to protect the Subleased Premises and their respective representatives, to enter upon the Subleased Premises to shore the foundations and walls thereof and to do any other act or thing necessary for the safety and preservation of the Subleased Premises, provided, however, that in the event no third person is so obligated by law, or in the event any such person shall neglect or refuse to do any such work, Sublandlord agrees that it will do or cause the same to be done at its sole cost and expense.  Sublandlord hereby covenants that it shall use commercially reasonable efforts to avoid any interference with Subtenant’s use or occupancy of the Subleased Premises in conducting work.

ARTICLE 12
DAMAGE AND DESTRUCTION

Section 12.1                            Sublandlord Repair.  Any damage to or destruction of all or any part of the buildings and other improvements comprising the Subleased Premises from any cause whatsoever, shall not render this Sublease void or voidable nor terminate it in whole or in part by either party hereto, except as hereinafter provided.  Sublandlord shall within ten (10) days of the occurrence of any damage or destruction, provide Subtenant with notice as to whether Sublandlord reasonably believes it will be able to repair such damage or destruction within ninety (90) days of said notice.

(a)                                              If Sublandlord states in Sublandlord’s notice that it will not be able to repair said damage or destruction within said ninety (90) day period, then Subtenant shall have the right to terminate this Sublease by notifying Sublandlord of such termination in Subtenant’s notice to Sublandlord delivered to Sublandlord within ten (10) days from receipt of Sublandlord’s notice to Subtenant, in which event this Sublease shall be null and void as of the date of such damage or destruction.

(b)                                             If Subtenant does not terminate this Sublease or if Sublandlord can repair damages within 90 days then Sublandlord, at Sublandlord’s sole cost and expense, shall immediately proceed with the reconstruction, repair or restoration of the damaged portion of the Subleased Premises and shall complete the repair, restoration or reconstruction thereof so that the Subleased Premises is an architecturally whole unit, the same as nearly as possible to its condition immediately prior to such damage and destruction.  Such repair, restoration or reconstruction shall be made in accordance with the terms hereof within a reasonable time thereafter.  Subtenant’s Rent shall be equitably and proportionately adjusted until such time as Sublandlord has completed the repairs or restoration.

ARTICLE 13
ENVIRONMENTAL MATTERS

Section 13.1                            Hazardous Substances.  At no time shall any explosives, petroleum (including crude oil), radioactive materials, hazardous wastes, toxic substances or related materials, including, without limitation, any asbestos, asbestos containing materials, PCB’s or any substances defined as or included in the definition of “hazardous substances,” “hazardous waste,” “hazardous materials,” or “toxic substances” (collectively, “Hazardous Substances”), under Federal, state or local law, ordinance or regulation dealing with or otherwise pertaining to toxic or hazardous substances, wastes or materials (collectively, the “Hazardous Substances Laws”) be used, generated, manufactured, stored, released by Subtenant (or within Subtenants reasonable control), or disposed of in, on, under or about the Subleased Premises by Subtenant or be transported to or from the Subleased Premises by Subtenant or be transported to or from the Subleased Premises by Subtenant, except as such Hazardous Substances may be required to be used, stored or transported in connection with the permitted uses of Subleased Premises and then only to the extent and in the manner permitted by law after obtaining all necessary permits and licenses therefor.  Notwithstanding the foregoing, Subtenant shall have the right, without prior consent of Sublandlord or Master Landlord, to utilize within the Subleased Premises reasonable quantities of ordinary and general office supplies such as copier toner, liquid paper, glue, ink and common household cleaning materials (some or all of which may constitute “Hazardous Substances” under this Sublease). Subtenant shall provide to Sublandlord a list of all Hazardous Substances introduced by Subtenant to the Subleased Premises prior to the introduction of such Hazardous Substances to the Subleased Premises and, upon Sublandlord’s request, shall provide Sublandlord with a Material Safety Data Sheet for each such substance.  For purposes of this Section, Subtenant shall be deemed to include its agents, invitees and trespassers.

Section 13.2                            Notice.          Subtenant shall immediately advise Sublandlord in writing of the occurrence or: (i) any discharge, release or disposal of any Hazardous Substances in, on, under or about the Subleased Premises known to Subtenant; (ii) any enforcement, clean up or other governmental or regulatory actions being instituted or threatened against the Subleased Premises known to Subtenant or against Subtenant with respect to any Hazardous Substances Law; (iii) any violation or non-compliance with Hazardous Substances laws with respect to the Subleased Premises known to the Subtenant, or (iv) any claim made or threatened by any third party against the Subleased Premises, relating to damage, contribution, cost recovery, compensation, loss or injury resulting from hazardous Substances known to Subtenant (collectively, “Hazardous Substances Claims”).

Section 13.3                            Right to Participate.  Sublandlord shall have the right to participate in, as a party if it so elects, any legal proceedings initiated in connection with any Hazardous Substance Claims.  In the event the Sublandlord shall elect to participate in, and/or be or joined as a party in any legal proceeding initiated in connection with any Hazardous Substances Claims, Sublandlord shall be responsible or and pay its own attorneys fees and costs incurred in connection therewith without seeking contribution or indemnification by Subtenant; provided if Subtenant is found to be responsible for any Hazardous Substance Claim, Sublandlord shall be paid, on demand, for their attorneys fees and costs in connection therewith.  Subtenant shall be solely responsible for, and shall indemnify, defend and hold harmless Sublandlord, Sublandlord’s mortgagees and their directors, officers, employees, agents, successors and assigns from and against any damage, expense or liability directly or indirectly arising out of or attributable to the use, generation, storage, release, threatened release, discharge or disposal of Hazardous Substances, on, under or about the Subleased Premises by Subtenant (or within the reasonable control of Subtenant), including, without limitation: (i) the cost of any required or necessary repair, cleanup or detoxification of the Subleased Premises, and the preparation and implementation of any closure, remedial or other required plans; and (ii) all costs and expenses incurred by Sublandlord in connection with clause (i) including, but not limited to, attorney fees.  In no event will the Subtenant be responsible for any damage, expense, costs or liability for any act solely attributable to events that occurred prior to the Commencement Date of this Sublease or otherwise not caused by Subtenant (or within the reasonable control of Subtenant).  Any loss, damage, cost, expense or liability incurred by Sublandlord for which Subtenant is responsible for shall be payable to Sublandlord as Additional Rent on the first day of the month immediately following the month when the Subtenant receives notice thereof.  This obligation shall survive the termination of the Lease.

Section 13.4                            Migration.  Any other term of this Sublease notwithstanding, the obligations of this Article 13 shall not be applicable to any Hazardous Substance that migrates to the Subleased Premises form any other property.

Section 13.5                            Remedial Action.  Without Sublandlord’s written consent, and if required under the Master Lease, without Master Landlord’s prior written consent, Subtenant shall not take any remedial action in response to the presence of any Hazardous Substances in, on, under or about the Subleased Premises, nor enter into any settlement agreement, consent decree or other compromise in respect to any Hazardous Substances Claims, which remedial action, settlement, consent or compromise might, in Sublandlord’s judgment, impair the value of Sublandlord’s interest in the Subleased Premises; provided, however, that Sublandlord’s prior consent shall not be necessary in the event that the presence of Hazardous Substances in, on, under or about the Subleased Premises either poses an immediate threat to the health, safety or welfare of any individual or is of such nature that an immediate remedial response is necessary and it is not possible to obtain Sublandlord’s consent before taking such action, provided Subtenant shall notify Sublandlord as soon as practicable of any action so taken.

ARTICLE 14
DEFAULTS

Section 14.1                            Defaults.  In the event any one or more of the following events shall occur (each, a “Default”):

(a)                                              Subtenant shall fail to make payment to Sublandlord of any Rent and, such non-payment shall continue for a period of three (3) business days after written notice given to Subtenant by Sublandlord or Sublandlord’s agent; or

(b)                                             Subtenant shall fail to make payment to Sublandlord of any other monetary obligations hereunder, and such non-payment shall continue for a period of thirty (30) days after written notice given to Subtenant by Sublandlord or Sublandlord’s agent; or

(c)                                              Subtenant shall fail, neglect or refuse to keep and perform any of the other covenants, conditions, stipulations or agreements herein contained, covenanted and agreed to be kept and performed by Subtenant, and in the event any such failure shall continue for a period of thirty (30) days after notice thereof given in writing to Subtenant by Sublandlord or Sublandlord’s agents; provided, however, that if Subtenant cannot reasonably cure such failure within such thirty (30) day period, Subtenant shall have such additional period of time as Subtenant reasonably requires so long as Subtenant continues to cure its failure within such thirty (30) day period and proceeds with due diligence to cure such failure; or

(d)                                             Any voluntary or involuntary petition or similar pleading under any section or sections of any bankruptcy act shall be filed by or against Subtenant, or any voluntary or involuntary proceeding in any court or tribunal shall be instituted to declare Subtenant insolvent or unable to pay Subtenants debts, and the same shall not be dismissed or discharged within ninety (90) days after receipt by Subtenant of notice of such proceeding; or

(e)                                              Subtenant makes any assignment of its property for the benefit of creditors or should the Subleased Premises be taken under a levy of execution or attachment in any action against Subtenant and such levy, attachment or assignment is not dismissed or discharged within ninety (90) days after such assignment or, in the case of a levy or attachment, within ninety (90) days after receipt by Subtenant of notice thereof.

Section 14.2                            Remedies.   In the event of a Default with respect to any obligation by the Subtenant then, in any one of such events, in addition to and not in lieu of any other rights or remedies available to Sublandlord pursuant to this Sublease, or at law or in equity, Sublandlord may serve upon Subtenant a written five (5) day notice of cancellation and termination of this Sublease and this Sublease shall end and expire as fully and completely as if the date of expiration of such five (5) day period were the day herein definitely fixed for the end and expiration of this Sublease and the Term of this Sublease, and Subtenant shall then quit and surrender to Sublandlord the Subleased Premises, and Sublandlord may enter into or repossess the Subleased Premises, either by summary proceedings or otherwise in accordance with law.  In the event this Sublease is terminated pursuant to the foregoing, all of the right, title and estate and interest of Subtenant in and to the Subleased Premises, all rents, issues and profits derived from the Subleased Premises whether then accrued or to accrue, all insurance policies and all insurance proceeds paid or payable to Subtenant or to Sublandlord pursuant to this Sublease, and the entire undisbursed balance of any Use Award described in this Sublease, shall automatically pass to, vest in and belong to Sublandlord, without further action on the part of either party and without cost or charge to Sublandlord, free of any claim thereto by Subtenant.

ARTICLE 15
NOTICES

Section 15.1                            Method of Notice.  All notices require herein shall be given in writing and delivered personally, or sent by facsimile transmission, certified mail (return receipt requested) of the United States Postal Service, or nationally recognized overnight courier service addressed as follows:

SUBLANDLORD:	Venture Lighting International, Inc.
32000 Aurora Road
Solon, OH 44139
Attention: President

SUBTENANT:	Fiberstars, Inc.
32000 Aurora Road
Solon, OH 44139
Attention: Vice President, Engineering

Section 15.2                            Time of Notice.  Any notice shall be deemed received if delivered personally or sent by facsimile machine when actually received; upon the date of receipt shown on the receipt card if sent by certified mail of the United States Postal Services; or two (2) business days after deposit with a nationally recognized overnight mail courier service.  Any general correspondence, not intended to have a binding legal effect on the other party, may be sent by first class mail of the United States Postal Service.  Either party may change its address for the giving of notice, by giving to the other party a written notice of such change at least (10) days prior to the effective date of such change.

ARTICLE 16
HOLDING OVER

Section 16.1                            Holdover Rent.  If Subtenant shall fail to surrender and deliver up the Subleased Premises on the Expiration Date or earlier termination of this Sublease, from the last day of the Term to the date on which Sublandlord received full use of the Subleased Premises, Subtenant shall be obligated to pay Rent at one and one half times the rate in effect on the last day of the Term.  Nothing in this Article 16 shall limit the Sublandlord’s right to possession of the Subleased Premises on termination of this Sublease.

ARTICLE 17
SUBLANDLORD’S REPRESENTATIONS/WARRANTIES

Section 17.1                            Representations and Warranties.  Sublandlord represents and warrants the following to Subtenant as of the date hereof, each of which shall continue to be true in all material respects throughout the Term of this Sublease.

(a)                                              Sublandlord has full power, authority and legal right to enter into this Sublease.

(b)                                             Sublandlord is the lessee of the Leased Premises, holds its leasehold interest in the Leased Premises free and clear of all liens and encumbrances except for zoning ordinances or requirements; coal, oil, gas and all other minerals, and all rights pertaining thereto, as may have been heretofore sold, reserved, or leased; and all rights-of-way and building and use restrictions or record as may affect the Leased Premises, as well as all easements and rights-of-way discerned on the Leased Premises.

(c)                                              No other party other than ADLT Realty I, Inc., as fee owner of the Leased Premises, and Mortgage holder has any claim to the Subleased Premises by reason of any purchase and sale agreement, option to purchase, right of first refusal, lease, adverse possession or other prescriptive right.

(d)                                             The execution of this Sublease, compliance with the terms hereof and occupation of the Subleased Premises by Subtenant will not conflict with, constitute or cause a breach or default under the terms of any agreement or instrument to which Sublandlord is a party.

ARTICLE 18
ASSIGNMENT AND SUBLETTING

Section 18.1                            Assignment and Subletting.  Subtenant shall not assign this Sublease or further sublet all or any part of the Subleased Premises except with the prior written consent of Sublandlord, which consent shall not be unreasonably withheld or delayed.  Notwithstanding the foregoing, Subtenant may sublet or assign its interest to any Affiliate of Subtenant (i.e., an entity controlled by, under common control with, or controlling, Subtenant), without the requirement of obtaining Sublandlord’s consent.  Sublandlord shall approve or disapprove the proposed sublease or assignment by written notice to Tenant given within twenty (20) days after Subtenant’s request for approval of an assignment or sublease.  The parties acknowledge that Subtenant is a publicly traded corporation, and that therefore transfers of share in Subtenant shall not be considered an assignment for purposes hereof.

ARTICLE 19
MISCELLANEOUS

Section 19.1                            HVAC/Ceiling Repairs.  Sublandlord agrees that it shall, prior to November 1, 2005, at its sole cost and expense, repair the HVAC and ceiling in the “Tree House” production offices.  In the event that Sublandlord is unable to complete such repairs on or before November 1, 2005, Sublandlord shall provide Subtenant with alternate, reasonably comparable space satisfactory to Subtenant, in its reasonable discretion.  Sublandlord shall pay all Subtenant’s costs of relocation in connection with Subtenant’s move to such alternate space.

Section 19.2                            Dedicated Computer/Phone Lines.  As soon as practicable, but in any event prior to October 31, Sublandlord shall, at Subtenant’s sole cost and expense, install dedicated computer and telephone lines to Subtenant’s operations areas, subject to Subtenant’s reasonable approval.  Subtenant shall have the right, at Subtenant’s sole cost and expense, to install new or additional dedicated computer and telephone lines to such other portions of the

Subleased Premises as Subtenant deemed necessary or desirable, subject to Sublandlord’s reasonable approval.

Section 19.3                            Signage.  Subtenant shall have the right, at Subtenant’s sole cost and expense, subject to Sublandlord’s reasonable approval, to install signage (i) on the Building, reflecting Subtenant’s company name and logo, in size and quality comparable to Sublandlord’s existing signage, (ii) on the Building’s monument signage, reflecting Subtenant’s company name and logo, in size and quality comparable to Sublandlord’s existing signage, and (iii) in the interior lobby and the shipping/receiving area of the Leased Premises, providing the name and such directional information as Subtenant may require.  Subtenant shall cooperate with Sublandlord to coordinate its signage with Sublandlord’s signage.

Section 19.4                            Parking.  Subtenant shall have the exclusive right to use five (5) reserved parking spaces, and shall have the non-exclusive right to use the designated visitor parking spaces for Subtenant’s invitees, and the non-exclusive right to use such unreserved parking spaces as shall be required for Subtenant’s employees.

Section 19.5                            Cubicles.  Subtenant and Sublandlord each own certain cubicles located in the Leased Premises and the Subleased Premises.  Subtenant and Sublandlord hereby agree that the cubicles owned by Subtenant shall remain in the office area of the Northwest quadrant, and that the cubicles owned by Sublandlord shall remain in the office area of the Northeast quadrant; provided, however, that Sublandlord and Subtenant may agree to exchange certain of their cubicles for one another in the event that it proves more expedient to do so.

Section 19.6                            Master Landlord’s Consent.  Master Landlord’s consent is required for this Sublease.  Therefore, the effectiveness of this Sublease is contingent upon obtaining the consent of Landlord.  Attached, as Exhibit “G”, is Master Landlord’s consent hereto.

Section 19.7                            Defined Terms.  Unless the context of this Sublease otherwise provides, the terms defined in this Article shall have, for all purposes of this Sublease, the following respective meanings:

(a)                                              The term “Subtenant” shall mean Fiberstars, Inc., a California company, its successors and assigns.

(b)                                             The term “Sublandlord” shall mean Venture Lighting International, Inc. its agents and assigns.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Sublease to be executed as of the day and year first above written, but effective as of the Commencement Date.

WITNESSES:		SUBLANDLORD:

VENTURE LIGHTING
Name:	/s/ David F. Bedell	INTERNATIONAL, INC.
an Ohio corporation

		By:	/s/ Sabu Krishnan
Name:	/s/ Jacqueline K. Massaro	Name:	Sabu Krishnan
		Its:	President

SUBTENANT:

Name:	/s/ Donna Prunetti	FIBERSTARS, INC.
a California corporation

		By:	/s/ Robert A. Connors
Name:	/s/ Linda Sawatzky	Name:	Robert A. Connors
		Its:	CFO

Name:		By:
Name:
Name:		Its:

STATE OF	Ohio	)
) SS:
COUNTY OF	Cuyahoga	)

BEFORE ME, a Notary Public in and for said county and state personally appeared the above-named Venture Lighting International, Inc., an Ohio corporation, (hereinafter referred to as “Sublandlord”) by  , its  , and  , its  , respectively, who acknowledged that they did execute the foregoing Lease for an on behalf of Sublandlord and that the execution thereof was their free and voluntary act individually and as the duly authorized officers of Sublandlord.

IN TESTIMONY WHEREOF, I have hereunto set my hand and seal at Solon, OH, 7, day of October, 2005.

		Notary Public	/s/ Jennifer E. Kurowski
		My commission expires:	Jennifer E. Kurowski
Notary Public, State of Ohio
My Commission Expires 12/20/07

STATE OF	California	)
) SS:
COUNTY OF	Alameda	)

BEFORE ME, a Notary Public in and for said county and state personally appeared the above-named Fiberstars, Inc., a California corporation, (hereinafter referred to as “Subtenant”) by  , its  , and  , its  , respectively, who acknowledged that they did execute the foregoing Lease for an on behalf of Subtenant and that the execution thereof was their free and voluntary act individually and as the duly authorized of Subtenant.

IN TESTIMONY WHEREOF, I have hereunto set my hand and seal at Nov. 11 day of 2005.

Notary Public	/s/ Ila Rajneesh
My commission expires:	Ila Rajneesh
Commission # 1410882
Notary Public - California
Alameda County
My Comm. Expires Apr. 13, 2007

EXHIBIT “A”

MASTER LEASE

EXHIBIT “B”

Description	Square Footage
First Floor High Bay area, including covered Dock Space	184,375 sq. ft.
First Floor Low Bay manufacturing area	47,500 sq. ft
First Floor Office Area	26,875 sq. ft
Second Floor Finished Office Space	32,300 sq. ft
Second Floor Unfinished Office Space	32,300 sq. ft
Second Floor Mechanical Space	10,000 sq. ft

Legal Description

Situated in the Village of Solon, County of Cuyahoga and State of Ohio, and being Part of Original Solon Township Lots 4 and 7 in Tract 2, and bounded and described as follows:

Beginning at an iron pin in the Southwesterly line at the Westerly end of the relocation of Aurora Road, 86 feet wide, as dedicated and recorded in Volume 105, Page 26 of Cuyahoga County Records; thence Southeasterly along said Southwesterly line of relocated Aurora Road, along a curved line deflecting to the right, an arc distance of 415.73 feet, said arc having a radius of 799.22 feet, and a chord which bears south 52 degrees 37’ 24’ * East, a distance of 411.06 feet to the principal place of beginning of the parcel of land described herein;

Thence continuing along said Southwesterly line of relocated Aurora Road, along a curved line deflecting toward the right, an arc distance of 129.43 feet, said arc having a radius of 799.22 feet and a chord which bears South 33 degrees 04’ 56’ * East a distance of 129.29 feet to a point of tangency;

Thence continuing along said Southwesterly line of the relocation of Aurora Road, South 28 degrees 26’ 34’ * East, a distance of 737.50 feet to a point;

Thence Southwesterly along a curved line deflecting to the left, an arc distance of 698.80, said arc having a radius of 603.63 feet, and a chord which bears South 54 degrees 27’ 56’ * West, a distance of 660.42 feet to a point;

Thence North 90 degrees 00’ 00’ * West, a distance of 675.56 feet to a point;

Thence North 0 degrees 00’ 00’ * East, a distance of 708.86 feet to a point;

Thence North 61 degrees 22’ 00’ * East, a distance of 901.40 feet to the principal place of beginning, be the same more or less, but subject to all legal highways.

Permanent Parcel No. 953-37-001

EXHIBIT “C”

Description of Initial Fiberstars Premises

Description		Square Footage

(A)	Manufacturing Area	13,125 sq. ft.
	Upstairs Offices	1,250 sq. ft
1st Floor, S.E. High Bay area

(C)	Covered Dock Space	1,250 sq. ft.
1st Floor, S.W. High Bay area

(D)	Engineering Area	9,375 sq. ft.
1st Floor, N.W. High Bay area

(E)	Office Space	7,500 sq. ft.
1st Floor, N.W. Corner

	Total:	32,500 sq. ft.

EXHIBIT “D”
Description of the Phase I Premises, the Phase II Premises, the Phase III Premises, the
Phase IV Premises, and the Phase V Premises

Phase I.  Between 9/26/05 and 10/31/05

	Building Quadrant	Ft Sq.
Operations	SE High Bay	26,875
Engineering	NW High Bay	9,375
Office	NW Low Office	7,500
Committed		43,750
Fiberstars Option Space		—
Fiberstars Office Option Space		—
Committed + Optional Space		43,750

Phase II.  Between 11/01/05 and 03/31/06

	Building Quadrant	Ft Sq.
Operations*	SE High Bay	40,625
Engineering	NW High Bay	9,375
Office**	NW Low Office	9,000
Committed		59,000
Fiberstars Option Space		—
Fiberstars Office Option Space		—
Committed + Optional Space		59,000

*Note:  Operations area is the contiguous “walled in” area of the SE High Bay Quadrant, excluding the Sublandlord’s “cage”.

**1500 sq. ft. of additional office space will include open space adjacent to subtenant existing office space plus enclosed office space currently used by Sublandlord’s human resources department.

Phase III.  Between 04/01/06 and 06/30/06

	Building Quadrant	Ft Sq.
Operations	SE High Bay	40,625
Engineering	NW High Bay	9,375
Office	NW Low Office	9,000
Committed		61,000
Fiberstars Option Space ***		15,000
Fiberstars Office Option Space		—
Committed + Optional Space		76,000

Phase IV.  Between 07/01/06 and 12/31/06

	Building Quadrant	Ft Sq.
Operations	SE High Bay	40,625
Engineering*	NE Low Bay	9,000
Office**	NE Low Office	13,000
Committed		64,625
Fiberstars Option Space***		15,000
Fiberstars Office Option Space****		2,000
Committed + Optional Space		79,625

*Note:  Subtenant to move into approximately 9,000 ft sq in Sublandlord’s lab and engineering space in NE quadrant.

**Note:  Subtenant to move into approximately 13,000 sq. ft. of Sublandlord’s office space in NE quadrant, including the two conference rooms between engineering and Sarver, with existing cubicles.  Mutual conference room access to be agreed upon by Subtenant and Sublandlord.

***Subtenant may exercise its option to lease the Option Space pursuant to the provisions of Section 1.2 above.

****Note:  Subtenant may exercise its option to lease the Office Option Space pursuant to the provisions of Section 1.2 above, which shall be 2000 sq. ft. of additional office space, reasonably satisfactory to Subtenant and Sublandlord, suitable for a customer demonstration area, and adjacent to or within the Phase IV Premises office space.

Phase V.  Between 01/01/07 and 12/31/08

	Building Quadrant	Ft Sq.
Operations	SE High Bay	40,625
Engineering	NE Low Bay	9,000
Office	NE Low Office	13,000
Committed		64,625
Fiberstars Option Space		15,000
Fiberstars Office Option Space		2,000
Committed + Optional Space		79,625

EXHIBIT “E”

Rent

Total Annual Rent Before Subsequent Commencement Date
(Between 8/1/05 and 9/25/05 (“Initial Fiberstars Premises”))	$225,600

Total Annual Rent After Subsequent Commencement Date:

Between 9/26/05 and 10/31/05 (the “Phase I Premises”)

09/26/2005 — 10/31/2005
			Annual Rent		Monthly Rent
	Building Quadrant	Ft Sq.	Per Ft Sq.	Total	Per Ft Sq.	Total
Operations	SE High Bay	26,875	$6.45	$173,344	$0.54	$14,445
Engineering	NW High Bay	9,375	$6.45	$60,469	$0.54	$5,039
Office	NW Low Office	7,500	$9.65	$72,375	$0.80	$6,031
Committed		43,750	$7.00	$306,188	$0.58	$25,516
Fiberstars Option Space		—	$—	$—	$—	$—
Fiberstars Office Option Space		—	$—	$—	$—	$—
Committed + Optional Space		43,750	$7.00	$306,188	$0.58	$25,516

Between 11/01/05 and 03/31/06 (the “Phase II Premises”)

11/01/2005 - 03/31/2006
			Annual Rent		Monthly Rent
	Building Quadrant	Ft Sq.	Per Ft Sq.	Total	Per Ft Sq.	Total
Operations	SE High Bay	40,625	$6.45	$262,031	$0.54	$21,836
Engineering	NW High Bay	9,375	$6.45	$60,469	$0.54	$5,039
Office	NW Low Office	9,000	$9.65	$86,850	$0.80	$7,238
Committed		59,000	$6.94	$409,350	$0.58	$34,113
Fiberstars Option Space		—	$—	$—	$—	$—
Fiberstars Office Option Space		—	$—	$—	$—	$—
Committed + Optional Space		59,000	$6.94	$409,350	$0.58	$34,113

Between 04/01/06 and 06/30/06 (the “Phase III Premises”)

04/01/2006 - 06/30/2006
			Annual Rent		Monthly Rent
	Building Quadrant	Ft Sq.	Per Ft Sq.	Total	Per Ft Sq.	Total
Operations	SE High Bay	40,625	$6.45	$262,031	$0.54	$21,836
Engineering	NW High Bay	9,375	$6.45	$60,469	$0.54	$5,039
Office	NW Low Office	9,000	$9.65	$86,850	$0.80	$7,238
Committed		59,000	$6.94	$409,350	$0.58	$34,113
Fiberstars Option Space*		15,000	$6.45	$96,750	$0.54	$8,063
Fiberstars Office Option Space		—	$—	$—	$—	$—
Committed + Optional Space		74,000	$6.84	$506,100	$0.57	$42,175

*This portion of Rent due only of option has been exercised.

2

Between 07/01/06 and 12/31/06 (the “Phase IV Premises”)

07/01/2006 - 12/31/2006
			Annual Rent		Monthly Rent
	Building Quadrant	Ft Sq.	Per Ft Sq.	Total	Per Ft Sq.	Total
Operations	SE High Bay	40,625	$6.45	$262,031	$0.54	$21,836
Engineering	NE Low Bay	9,000	$6.45	$58,050	$0.54	$4,838
Office	NE Low Office	13,000	$9.65	$125,450	$0.80	$10,454
Committed		62,625	$7.11	$445,531	$0.59	$37,128
Fiberstars Option Space*		15,000	$6.45	$96,750	$0.54	$8,063
Fiberstars Office Option Space*		2,000	$9.65	$19,300	$0.80	$1,608
Committed + Optional Space		79,625	$7.05	$561,581	$0.59	$46,798

*This portion of Rent due only of option has been exercised.

Between 01/01/07 and 12/31/08 (the “Phase V Premises”)

01/01/2007 - 12/31/2008
			Annual Rent		Monthly Rent
	Building Quadrant	Ft Sq.	Per Ft Sq.	Total	Per Ft Sq.	Total
Operations	SE High Bay	40,625	$6.95	$282,344	$0.58	$23,529
Engineering	NE Low Bay	9,000	$6.95	$62,550	$0.58	$5,213
Office	NE Low Office	13,000	$10.15	$131,950	$0.85	$10,996
Committed		62,625	$7.61	$476,844	$0.63	$39,737
Fiberstars Option Space*		15,000	$6.95	$104,250	$0.58	$8,688
Fiberstars Office Option Space*		2,000	$10.15	$20,300	$0.80	$1,692
Committed + Optional Space		79,625	$7.55	$601,394	$0.63	$50,116

*This portion of Rent due only of option has been exercised.

3

EXHIBIT “F”

DESCRIPTION OF “QUADRANTS”

4

EXHIBIT “G”

MASTER LANDLORD’S CONSENT

1.                                      PARTIES:

LANDLORD:	ADLT Realty Corp. I, Inc.
TENANT/SUBLANDLORD:	Venture Lighting International, Inc.

2.                                      PREMISES:  Landlord and Tenant have entered into a Lease (“Master Lease”) for the Premises located at 32000 Aurora Road, Solon, Ohio.

3.                                      SUBLEASE:  Tenant, as Sublandlord, desires to Sublease a portion of the Premises to Fiberstars, Inc., as Subtenant, pursuant a Sublease dated the         of                   , 2005.

4.                                      LANDLORD’S CONSENT:  Landlord’s consent to the Sublease is required under the Master Lease.  Landlord hereby approves and consents to the Sublease between Tenant/Sublandlord and Subtenant, and all of the provisions set forth therein.

5.                                      NO DEFAULTS: As of the date of this Consent: (A) Landlord represents that Tenant is not in default of the Master Lease; and (B) Tenant represents that Landlord is not in default of the Master Lease.

6.                                      COUNTERPARTS: This Consent may be executed in counterparts and shall constitute an agreement binding upon the other party notwithstanding that either party is not a signatory to the original or the same counterpart provided that the other party is furnished with a copy thereof containing the signature of the other party.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Landlord’s Consent on the        day of                  , 2005.

LANDLORD:
ADLT Realty Corp. I, Inc.

By:
Title:

TENANT:
Venture Lighting International, Inc.

By:
Title:

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